SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   November 23, 2000


                             CAN-CAL RESOURCES LTD.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Nevada                       0-26669                88-0336988
-----------------------------    ---------------------    ----------------------
(State or other jurisdiction     (Commission File No.  )     (I.R.S. Employer
      of incorporation)                                     Identification No.)



     8221 Cretan Blue Lane
     Las Vegas, Nevada                                           89128
----------------------------------------------              --------------------
      (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (702) 243-1849


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.   OTHER EVENTS

     On November 23, 2000, Can-Cal Resources Ltd. (the "Company) entered into a Loan Agreement with a lender in which the lender agreed to loan the Company $300,000 for a period of five years. The loan bears interest at 16% per annum, which is payable semi-annually on May 24 and November 24 of each year. The loan is secured by a second deed of trust, security agreement, financing statement and assignment of rents on the Company's Pisgah Volcanic Cinders Property. The loan may be prepaid without penalty in full or in part on any interest payment date. As additional consideration for the loan, the Company granted the lender an option to purchase 300,000 shares of its common stock for a period of five years. The purchase price for the shares is the lower of $0.65 per share or 50% of the lowest trading price by Yahoo! Finance Historical Quotes during the prior complete calendar month immediately preceding the day of notice of intent to exercise the option. As further consideration, the Company issued 45,000 restricted shares of its common stock to an affiliate of the lender as a loan placement fee.

     On November 24, 2000, the Company received the loan proceeds of $300,000 and then issued 45,000 shares of its common stock as the loan placement fee. In addition, on November 24, 2000, the lender exercised its option to purchase the 300,000 restricted shares of common stock. The lowest trading price for the Company's common stock during the preceding month was $1.0312. The purchase price for the shares was, therefore, $.5156 per share. The total purchase price for the 300,000 shares was $154,680, which was paid to the Company on November 24, 2000. Those shares have been issued to the lender.

     Proceeds of the loan and sale of stock will be used for working capital as stated in the Company's Form 10-QSB report for the period ended September 30, 2000.

FORWARD LOOKING STATEMENTS

     Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 provide a "safe harbor" for forward looking statements that are based on current expectations, estimates and projections, and management's beliefs and assumptions. Words such as "believes," "expects," "intends," "plans," "estimates," "may," "attempt," "will," "goal," "promising," or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult or impossible to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such f looking statements. The Company undertakes no obligation to update publicly any forward statement whether as a result of new information, future events or otherwise.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CAN-CAL RESOURCES LTD.


Dated: November 28, 2000               By:       /s/    Ronald D. Sloan
                                              ----------------------------------
                                              RONALD D. SLOAN, President


                                        3